BlackRock MuniYield Fund, Inc.

FILE #811-06414

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
1/24/07	TOBACCO SETTLEMENT FING CORP NJ	3,622,208,082	10,000,000

Bear, Stearns & Co. Inc.; Citigroup; JPMorgan; Merrill Lynch & Co.; UBS Investment Bank; A.G. Edwards & Sons, Inc.; Alta Capital Group, LLC; Apex Pryor Securities; Banc of America Securities LLC; BB&T Capital Markets; Butler Wick & Co., Inc.; Cabrera Capital Markets, Inc.; Commerce Capital Markets, Inc.; Ferris Baker Watts, Incorporated; First Albany Capital Inc.; George K. Baum & Company; The GMS Group, LLC; Goldman, Sachs & Co.; Grigsby & Associates, Inc.; J.P. McGowan & Company, Inc.; Jackson Securities, LLC; Janney Montgomery Scott LLC; KeyBanc Capital Markets; LaSalle Financial Services, Inc.; Loop Capital Market, LLC; Morgan Keegan & Company, Inc.; Morgan Stanley; NW Capital Markets Inc.; Piper Jaffray & Co.; Popular Securities, Inc.; Powell Capital Markets, Inc.; Prager, Sealy & Co., LLC; Ramirez & Co., Inc.; Raymond James & Associates, Inc.; RBC Capital Markets; Roosevelt & Cross Incorporated; Siebert Brandford Shank & Co., L.L.C.; Southwest Securities; Sterne Agee & Leach, Inc.; Sturdivant & Co.; Wachovia Bank, NA

BlackRock MuniYield Fund, Inc.

FILE #811-06414

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
2/08/07	DALLAS TEX AREA RAPID TRAN SALES T	770,270,000	4,800,000

Goldman, Sachs & Co.; Siebert Brandford Shank & Co., LLC; Banc of America Securities LLC; Popular Securities; First Albany Capital Inc.; Merrill Lynch & Co.; Morgan Keegan & Company, Inc.; Ramirez & Co., Inc.; Southwest Securities; Walton, Johnson & Company

Stanley & Co. Incorporated; BNP Paribas Securities Corp.; HSBC Securities (USA) Inc.; The Royal Bank of Scotland plc; ABN AMRO Rothschild LLC; Barclays Capital Inc.; Credit Suisse Securities (USA) LLC; UBS Securities LLC; Scotia Capital (USA) Inc.; Bear, Stearns & Co. Inc.; Calyon Securities (USA) Inc.; Comerica Securities, Inc.; Dresdner Kleinwort Wasserstein Securities LLC; Harris Nesbitt Corp.; BNY Capital Markets, Inc.; Fortis Securities LLC; PNC Capital Markets, Inc.; Wells Fargo Securities, LLC

2/16/07	PUERTO RICO COMWLTH HWY & TRANSN A	2,184,860,553	1,000,000

Citigroup; Goldman, Sachs & Co.; RBC Capital Markets; Banc of America Securities LLC; BBVAPR MSD; JP Morgan; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley; Popular Securities; Raymond James & Associates, Inc.; Samuel A. Ramirez & Co.; Santander Securities; UBS Investment Bank; Wachovia Bank, National Association

BlackRock MuniYield Fund, Inc.

FILE #811-06414

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/08/07	GOLDEN ST TOB SECURITIZATION CORP	4,446,826,391	3,300,000

Bear, Stearns & Co. Inc.; Goldman, Sachs & Co.; Citigroup; First Albany Capital Inc.; M.R. Beal & Company; A.G. Edwards; Banc of America Securities LLC; E.J. De La Rosa & Co., Inc.; Fidelity Capital Markets Services; Great Pacific Securities, Inc.; Jackson Securities; JPMorgan; Lehman Brothers; Loop Capital Markets, LLC; Merrill Lynch & Company; Morgan Keegan and Co., Inc.; Morgan Stanley; Prager, Sealy & Company, LLC; Ramirez & Co., Inc.; RBC Capital Markets; Siebert Brandford Shank & Co., LLC; Southwest Securities; Stone & Youngberg, LLC; UBS Investment Bank